EXHIBIT 99.1

                           Mystic Financial, Inc.

                         Annual Stockholders Meeting

                              201 Salem Street
                           Medford, Massachusetts
                                  10:00 am
                              October 23, 2002

Corporate Overview
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* Headquartered in Medford, Massachusetts;

* Three branches in Medford;

      * Branch in Lexington opened in 1998;

      * Branch in Arlington opened in 2000;

      * Branch in Bedford opened in 2002.

* Converted from mutual to stock in January 1998;

* Description of primary market area.

Financial Overview
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* The Company has realized significant growth in its balance sheet over the past four years:

      * Annual compound growth in total assets of 16%;

      * Annual compound growth in net loans of 15%;

      * Annual compound growth in total deposits of 17%.

* We have grown earnings per share 27% in 2002 over 2001 (recurring) by rationalizing our capital levels, showing strong internal growth and taking advantage of market opportunities.

Summary of 2002 Performance
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* Earnings of $1.08 per share for fiscal 2002 versus $0.85 per share* for
2001, an increase of 27%.

* Deposits increased to $267.4 million, up $42.6 million or 19%, partially due to the Bedford branch opening ($9.3 million).

* Net loans increased 13% over fiscal 2001.

* Net interest income increased 2.5% over 2001, despite a 41 basis point decline in the margin.

* Total stockholders' equity decreased from $29.0 million at year end 2001 to $23.9 million in 2002.

*     $0.85 per share is recurring earnings in 2001

2002 Operating Achievements
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* Strong internal growth and continued loan portfolio diversification.

* Opportunistic expansion of our footprint to help serve adjoining communities.

* Rationalize capital levels to build stockholder returns while we are funding our growth.

Strong Internal Growth
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Total Assets
------------

                             19.0% CAGR

                 Fiscal years ended June 30
      -------------------------------------------------
      1997     1998     1999     2000     2001     2002
      ----     ----     ----     ----     ----     ----
                         ($ million)

      150      199      215      264      300      357

Growth in Earnings per Share
---------------------------------------------------------------------------

                             19.7% CAGR

              Fiscal years ended June 30
      ------------------------------------------
      1999     2000          2001           2002
      ----     ----          ----           ----

      0.63     0.83          0.67           1.08
                        $0.85 recurring

Loan Portfolio Diversification
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                June 1997     June 2002
                ---------     ---------

Residential        81%           65%
Commercial         19%           35%

Residential includes 1-4 family, home equity and other consumer.
Commercial includes commercial RE, commercial business loans and construction.

Successful De Novo Branch Growth
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                           De Novo Branch Deposits
                             in Middlesex County

Middlesex County Median

                   Year 1     Year 2     Year 3     Year 4     Year 5
                   ------     ------     ------     ------     ------
                                    Deposits ($000s)

MYST-Lexington     18,664     40,302     52,069     68,336
MYST-Arlington      6,357     14,822     21,064
MYST-Bedford        9,335

Source: SNL Securities               Years represents periods ended June 30

Effective Use of Stockholder Capital
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Equity to Assets
----------------

                 Fiscal years ended June 30
      -------------------------------------------------
      1997     1998     1999     2000     2001     2002
      ----     ----     ----     ----     ----     ----
                             (%)

      23.30    18.15    15.82    11.06    9.66     6.71

1997 ratio is pro forma at the time of the conversion

Active Share Repurchase Program
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Comparison to Other Converted Thrifts

                     Cumulative Shares Repurchased as %
                       of Shares Issued at Conversion

                Year 1    Year 2    Year 3    Year 4    Year 5    Year 6
                ------    ------    ------    ------    ------    ------
                                 Shares Repurchased (%)

Peer Median       2%        7%       14%       19%       22%       26%
MYST

Source: SNL Securities

Cash Dividends per Share
---------------------------------------------------------------------------

             Fiscal years ended June 30
      ----------------------------------------
      1998     1999     2000     2001     2002
      ----     ----     ----     ----     ----

      0.05     0.21     0.26     0.31     0.33

1998 dividend data represents a partial year following conversion

Return on Stockholders' Equity
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Comparison to Other Converted Thrifts

                              Return on Equity

                Year 1    Year 2    Year 3    Year 4    Year 5    Year 6
                ------    ------    ------    ------    ------    ------
                                        REO (%)

Peer Median      6.41      5.01      5.18      6.02      6.38      6.82
MYST

Source: SNL Securities

Adding Stockholder Value
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Comparative Total Return Since Conversion


                           1/8/98     6/30/99     12/31/99     6/30/00     12/31/00     6/30/01     12/31/01     6/30/02
                           ------     -------     --------     -------     --------     -------     --------     -------

Mystic Financial, Inc.      100         121         113          126         143          168         150          184
Nasdaq Composite            100         174         264          258         159          140         126           95
Nasdaq Bank Index           100         107         100           88         114          122         124          137

Source: Mystic Proxy

Forward Looking Statements
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The foregoing material may contain forward looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers or attendees should not place undue reliance on any forward looking statements.

Mystic Financial, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.